UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 4, 2015
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 44 (0) 20 7659 4660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
SIGNATURE	2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2015, Ensco plc (the “Company”) announced the retirement of J. Mark Burns from the Company. Mr. Burns ceased serving in his capacity as Chief Operating Officer effective December 4, 2015.
In connection with Mr. Burns’ retirement, the Company also announced that P. Carey Lowe, currently Executive Vice President, has been named Chief Operating Officer effective December 4, 2015. Mr. Lowe, age 57, joined the Company in 2008 and was appointed Executive Vice President in December 2014. Mr. Lowe previously served the Company as Senior Vice President - Eastern Hemisphere and Senior Vice President with responsibilities including the Deepwater Business Unit; safety, health and environmental matters; capital projects; engineering; and strategic planning.
Prior to joining the Company, Mr. Lowe served as Vice President - Latin America for Occidental Oil & Gas. He also served as President & General Manager, Occidental Petroleum of Qatar Ltd. from 2001 to 2007. Mr. Lowe held various drilling-related management positions with Sedco Forex and Schlumberger Oilfield Services from 1980 to 2000, including Business Manager - Drilling, North and South America and General Manager - Oilfield Services, Saudi Arabia, Bahrain and Kuwait. Following his tenure at Schlumberger, he was associated with a business-to-business e-procurement company until he joined Occidental during 2001. Mr. Lowe holds a Bachelor of Science Degree in Civil Engineering from Tulane University.
In connection with his appointment as Chief Operating Officer, Mr. Lowe’s annual base salary will be increased from $575,000 to $620,000. He will also be eligible to receive an annual award under Ensco’s 2005 Cash Incentive Plan based on the achievement of specific company goals and personal performance, with a target award of 90% of his annual base salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: December 7, 2015	/s/ Robert W. Edwards III Robert W. Edwards III Controller

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